EXHIBIT 99.1



For immediate release:


              COOPERATIVE BANKSHARES, INC. ANNOUNCES THE COMPLETION
                    OF A TRUST PREFERRED SECURITIES OFFERING

         Wilmington, NC, August 31, 2005--Cooperative Bankshares, Inc. (NASDAQ:"COOP") announced that it has completed the issuance of a trust preferred securities financing in the amount of $15.0 million. The securities will be used for general corporate purposes and to increase the regulatory capital of its subsidiary bank. "This offering will strengthen our balance sheet and provide us further leverage to grow Cooperative Bank," said Frederick Willetts, III, Chairman, President and Chief Executive Officer. The company offered the Trust Preferred Securities in a pooled private placement offering.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 20 offices in Eastern North Carolina.

                           For Additional Information
                           --------------------------
                       Frederick Willetts, III, President
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                                  910-343-0181


SEC Form 8-K has been filed containing additional information.